As filed with the Securities and Exchange filed with the Securities and Exchange Commission on July 31, 2006

Registration No. 333-91582

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

       _____

Honeywell International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2640650 (I.R.S. Employer Identification Number)

101 Columbia Road

Morristown, NJ 07962

(Address of Registrant’s Principal Executive Offices)

Honeywell Savings and Ownership Plan I

(Full Title of the Plan)

       _____

Thomas F. Larkins

Vice President, Corporate Secretary and Deputy General Counsel

Honeywell International Inc.

101 Columbia Road

Morristown, New Jersey 07962

(973) 455-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

       _____

On June 28, 2002, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-91582) (the “Form S-8”) registering 40,000,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Shares”), as well as plan interests, to be issued to participants under the Honeywell Savings and Ownership Plan I (the “Plan”).

We are deregistering the Shares, and the plan interests, because on December 31, 2005 the Plan was merged into the Honeywell Savings and Ownership Plan II (Registration Statement No. 333-108461). As a result of the merger, Shares and plan interests ceased to be offered and sold pursuant to the Plan. As of the date of the merger, the Registrant estimates that approximately 2,100,000 of the Shares registered in connection with the Plan were remaining unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-91582 is being filed in order to deregister all Shares and plan interests that were registered under the Form S-8 and remain unsold under the Plan. No plan interests for the Plan nor rights to acquire Shares pursuant to the Plan are outstanding as of the date hereof.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-91582) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on July 31, 2006.

HONEYWELL INTERNATIONAL INC.
By:	/s/ Thomas A. Szlosek
Thomas A. Szlosek
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-91582) has been signed by the following persons in the capacities indicated on July 31, 2006.

Name	Title
*	Chairman and Chief Executive Officer and Director
David M. Cote	(Principal Executive Officer)
/s/ David J. Anderson	Senior Vice President and Chief Financial Officer
David J. Anderson	(Principal Financial Officer)
/s/ Thomas A. Szlosek	Vice President and Controller
Thomas A. Szlosek	(Principal Accounting Officer)
*	Director
Gordon M. Bethune
*	Director
Jaime Chico Pardo
*	Director
D. Scott Davis
*	Director
Linnet F. Deily
*	Director
Clive R. Hollick
*	Director
James J. Howard

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*	Director
Bruce Karatz
*	Director
Russell E. Palmer
*	Director
Ivan G. Seidenberg
*	Director
Bradley T. Sheares, Ph.D
*	Director
Eric K. Shinseki
*	Director
John R. Stafford
*	Director
Michael W. Wright
* By: /s/ Thomas F. Larkins Thomas F. Larkins, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-91582) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 31th day of July, 2006.

Honeywell Savings and Ownership Plan II,

as successor to Honeywell Savings and Ownership Plan I

By:    /s/ Brian Marcotte

Brian Marcotte

Vice President - Benefits

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EXHIBIT INDEX

Exhibit Number	Exhibit
24.1	Power of Attorney of certain officers and directors of the Registrant*

* Previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Registrant on July 27, 2006.

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